Exhibit 99.1

VBI Press Release

VBI Vaccines Announces Research Collaboration with Sanofi Pasteur to Enhance Vaccine Stability

●	Sanofi Pasteur has chosen VBI’s LPV™ technology to develop a more stable formulation of a key Sanofi Pasteur vaccine candidate.
●	The collaboration will leverage VBI’s LPV™ technology, which allows for the stabilization of vaccine antigens and biologics.

CAMBRIDGE, MA (April 6, 2015) – VBI Vaccines Inc. (Nasdaq:VBIV) (“VBI”) announced today that it has entered into a research collaboration with Sanofi Pasteur to apply VBI’s LPV™ (Lipid Particle Vaccine) formulation technology to further the development of a key Sanofi Pasteur vaccine candidate.

Under the collaboration agreement, Sanofi Pasteur will leverage VBI’s LPV™ technology and expertise to reformulate a Sanofi Pasteur vaccine candidate to provide improved stability. The collaboration provides Sanofi Pasteur with the option to acquire certain worldwide rights to use VBI’s LPV™ technology in its vaccines. The vaccine candidate and the terms of the agreement were not disclosed.

“VBI is proud to be working with Sanofi Pasteur, a significant global vaccine manufacturer, to provide a more stable formulation of one of its key pipeline assets,” said Jeff Baxter, VBI’s President and CEO. “Our LPV™ technology has shown great promise in stabilizing vaccines and biologics of a variety of classes and targets. This collaboration reinforces the potential of our technology.”

Stability is a critical issue affecting vaccine potency, safety, and ultimately patient access. LPV™ technology has the potential to confer thermostability up to 40° C by using a proprietary process and lipids which surround and enclose the antigen (active component) of a vaccine or biologic. To learn more about VBI’s vaccine platforms, visit: http://www.vbivaccines.com/technology.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company developing novel technologies that seek to expand vaccine protection in large underserved markets. VBI’s eVLP vaccine platform allows for the design of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus. VBI’s lead eVLP asset is a prophylactic Cytomegalovirus (“CMV”) vaccine; VBI has initiated work for GMP manufacturing of its CMV candidate for use in formal preclinical and Phase I trials. VBI’s LPV platform is a thermostable technology that enables the development of vaccines and biologics that can withstand storage or shipment at constantly fluctuating temperatures. VBI has completed proof of concept thermostability studies on a number of vaccine and biologic targets. VBI is headquartered in Cambridge, MA with research facilities in Ottawa, Canada.

Website Home: http://www.vbivaccines.com/

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VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com

VBI Press Release

VBI Company Contact

Jeff Baxter, President and CEO

Phone: (617) 830-3031 x125

Email: ir@vbivaccines.com

VBI Investor Contacts

Robert B. Prag, President

The Del Mar Consulting Group, Inc.

Phone: (858) 361-1786

Email: bprag@delmarconsulting.com

Scott Wilfong, President

Alex Partners, LLC

Phone: (425) 242-0891

Email: scott@alexpartnersllc.com

Forward-Looking Statement Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market, and the availability of funding sources for continued development of such products. Forward-looking statements are based on management’s estimates, assumptions, and projections, and are subject to uncertainties, many of which are beyond the control of VBI. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include the risks that potential products that appear promising to VBI cannot be shown to be efficacious or safe in subsequent preclinical or clinical trials, VBI will not obtain appropriate or necessary governmental approvals to market these or other potential products, VBI may not be able to obtain anticipated funding for its development projects or other needed funding, and VBI may not be able to secure or enforce adequate legal protection, including patent protection, for its products. All forward-looking statements included in this press release are made only as of the date of this press release, and VBI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

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VBI Vaccines Inc. | 222 Third Street, Suite 2241 | Cambridge, MA 02142 | 617-830-3031 | info@vbivaccines.com